As Filed With the Securities and Exchange Commission on January 26, 1996
                                     Registration No. 33-
================================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON. D.C. 20549
                       _________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       _________________

                       AST RESEARCH, INC.
     (Exact name of registrant as specified in its charter)

             DELAWARE                          95-3525565
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

         16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92718
    (Address of Principal Executive Offices)     (Zip Code)
                    ________________________

                        PRESIDENT'S PLAN
                    (Full title of the plan)
                    ________________________

      Ian W. Diery, President and Chief Executive Officer
                       AST Research, Inc.
                      16215 Alton Parkway
                    Irvine, California 92718
            (Name and address of agent for service)

                         (714) 727-4141
 (Telephone number, including area code, of agent for service)

                            Copy to:
                      Nick E. Yocca, Esq.
 Stradling, Yocca, Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                         Proposed Maximum     Proposed Maximum
Title of Securities    Amount To Be          Offering        Aggregate Offering        Amount of
To Be Registered       Registered (1)    Price Per Share            Price          Registration Fee
=====================================================================================================
   Common Stock,         1,000,000         $9.375 (2)           $9,375,000.00 (2)       $3,233.00
   $0.01 par value       shares
=====================================================================================================

(1) Includes such additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the President's Plan (the "Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 1,000,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Plan is based upon the per share exercise price of such options.


                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------
     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended July 1, 1995.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

     (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-B filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.
-----------------------------------
     Not applicable.


Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------
     Not applicable.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------
     (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Certificate of Incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the Registrant against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------
     Not applicable.

Item 8.  Exhibits.
------------------
     The following exhibits are filed as part of this Registration Statement:

     Number              Description
     ------              -----------
      4.1        AST Research, Inc. President's Plan
                 (comprised of resolutions adopted by the Board of
                 Directors of the Registrant on November 2, 1995).

      4.2 Form of Nonqualified Stock Option Agreement issued to Ian W. Diery on November 2, 1995 covering an aggregate of 300,000 shares of Common
                 Stock under the President's Plan.

      4.3 Form of Nonqualified Stock Option Agreement issued to Ian W. Diery on November 2, 1995 covering an aggregate of 700,000 shares of Common
                 Stock under the President's Plan.

      5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

     23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP, independent auditors.

     24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.
----------------------
          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of January, 1996.


AST RESEARCH, INC.


By:  Ian Diery
     President and Chief Executive Officer


                       POWER OF ATTORNEY

     We, the undersigned officers and directors of AST Research, Inc., do hereby constitute and appoint Ian W. Diery and Dennis R. Leibel, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature              Title                                    Date
---------              -----                                    ----
Ian W. Diery           President, Chief Executive               January 26, 1996
                       Officer and Director
                       (Principal Executive Officer and
                       Acting Principal Financial Officer)

Mark P. de Raad        Vice President, Controller and           January 26, 1996
                       Principal Accounting Officer
                       (Principal Accounting Officer)

Safi U. Qureshey       Chairman of the Board and Director       January 26, 1996

Hoon Choo              Director                                 January 26, 1996

Richard J. Goeglein    Director                                 January 26, 1996

Kwang-Ho Kim           Director                                 January 26, 1996

Young Soo Kim          Director                                 January 26, 1996

Jack W. Peltason       Director                                 January 26, 1996

Carmelo J. Santoro     Director                                 January 26, 1996

Won Suk Yang           Director                                 January 26, 1996

Hee Dong Yoo           Director                                 January 26, 1996